UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Honeywell International Inc.
(Exact name of registrant as specified in its charter)
Delaware		22-2640650
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

300 South Tryon Street
Charlotte,	NC	28202
(Address of principal executive offices)		(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $1.00 per share	The Nasdaq Stock Market LLC
1.300% Senior Notes due 2023	The Nasdaq Stock Market LLC
0.000% Senior Notes due 2024	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2028	The Nasdaq Stock Market LLC
0.750% Senior Notes due 2032	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

EXPLANATORY NOTE
Honeywell International Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listings of its common stock, par value $1.00 per share (the “Common Stock”), and its 1.300% Senior Notes due 2023, 0.000% Senior Notes due 2024, 2.250% Senior Notes due 2028, and 0.750% Senior Notes due 2032 (collectively, the “Notes”) from The New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects the listing and trading of its Common Stock and Notes on the NYSE to cease at the close of trading on May 10, 2021, and that trading will begin on Nasdaq at market open on May 11, 2021.
Item 1.    Description of Registrant’s Securities to Be Registered.
The following summaries are descriptions of the Common Stock and the Notes.
Common Stock
The description of the Registrant’s Common Stock under the caption “Description of Common Stock” included in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (File No. 001-08974), filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2021, is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.
Notes
The Notes were each issued under the Indenture, dated as of March 1, 2007, between the Registrant and Deutsche Bank Trust Company Americas, as trustee, as amended by the First Supplemental Indenture, dated as of October 27, 2017, and as further amended by the Second Supplemental Indenture, dated as of March 10, 2020, each of which is incorporated herein by reference to Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively.
The description of the Registrant’s Notes under the caption “Description of Debt Securities” included in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (File No. 001-08974), filed with the SEC on February 12, 2021, is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.
Additional descriptions of the Registrant’s Notes are incorporated by reference below; for such descriptions, any reference to the NYSE is hereby amended to refer to Nasdaq.
1.300% Senior Notes due 2023
The descriptions under the caption “Description of the Notes” relating to the Registrant’s 1.300% Senior Notes due 2023 in the Prospectus Supplement, dated February 15, 2016 and filed on February 17, 2016, and under the caption “Description of Debt Securities” in the accompanying Prospectus, dated December 11, 2015, included in the Registrant’s Registration Statement on Form S-3 (File No. 333-208501), filed with the SEC on December 11, 2015, are incorporated herein by reference.
0.000% Senior Notes due 2024
The descriptions under the caption “Description of the Notes” relating to the Registrant’s 0.000% Senior Notes due 2024 in the Prospectus Supplement, dated March 3, 2020 and filed on March 5, 2020, and under the caption “Description of Debt Securities” in the accompanying Prospectus, dated December 10, 2018, included in the Registrant’s Registration Statement on Form S-3 (File No. 333-228729), filed with the SEC on December 10, 2018, are incorporated herein by reference.

2.250% Senior Notes due 2028
The descriptions under the caption “Description of the Notes” relating to the Registrant’s 2.250% Senior Notes due 2028 in the Prospectus Supplement, dated February 15, 2016 and filed on February 17, 2016, and under the caption “Description of Debt Securities” in the accompanying Prospectus, dated December 11, 2015, included in the Registrant’s Registration Statement on Form S-3 (File No. 333-208501), filed with the SEC on December 11, 2015, are incorporated herein by reference.
0.750% Senior Notes due 2032
The descriptions under the caption “Description of the Notes” relating to the Registrant’s 0.750% Senior Notes due 2032 in the Prospectus Supplement, dated March 3, 2020 and filed on March 5, 2020, and under the caption “Description of Debt Securities” in the accompanying Prospectus, dated December 10, 2018, included in the Registrant’s Registration Statement on Form S-3 (File No. 333-228729), filed with the SEC on December 10, 2018, are incorporated herein by reference.
Item 2.    Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of Honeywell International Inc., as amended April 23, 2018 (incorporated by reference to Exhibit 3(i) to Honeywell’s Form 10-Q for the quarter ended June 30, 2018).

3.2	By-laws of Honeywell International Inc., as amended April 23, 2018 (incorporated by reference to Exhibit 3(ii) to Honeywell’s 10-Q for the quarter ended June 30, 2018).
4.1
Indenture dated as of March 1, 2007 between Honeywell International Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of Honeywell’s Registration Statement on Form S-3 (File No. 333-141013), filed March 1, 2007).

4.2
First Supplemental Indenture dated as of October 27, 2017 between Honeywell International Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 of Honeywell’s Form 8-K filed October 30, 2017).

4.3
Second Supplemental Indenture dated as of March 10, 2020 between Honeywell International Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 of Honeywell’s Form 8-K filed on March 10, 2020).

4.4	Form of 1.300% Senior Note due 2023 (incorporated by reference to Exhibit 4.4 of Honeywell’s Registration Statement on Form 8-A, filed on February 19, 2016).
4.5	Form of 0.000% Senior Note due 2024 (incorporated by reference to Exhibit 4.4 of Honeywell’s Current Report on Form 8-K, filed March 10, 2020).
4.6	Form of 2.250% Senior Note due 2028 (incorporated by reference to Exhibit 4.5 of Honeywell’s Registration Statement on Form 8-A, filed on February 19, 2016).
4.7	Form of 0.750% Senior Note due 2032 (incorporated by reference to Exhibit 4.5 of Honeywell’s Current Report on Form 8-K, filed March 10, 2020).
4.8
Description of Honeywell International Inc. Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.2 of Honeywell’s Form 10-K for the year ended December 31, 2020).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 10, 2021	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Anne T. Madden
	Name:	Anne T. Madden
	Title:	Senior Vice President and General Counsel